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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lance, Inc.


We consent to incorporation by reference in Registration Statements No. 2-77150, No. 2-88540, No. 33-41866, No. 33-58839, No. 333-25539 and No. 333-35646 of
Lance, Inc. on Form S-8 of our report dated March 6, 2001 relating to the consolidated balance sheets of Lance, Inc. and subsidiaries as of December 30, 2000 and December 25, 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the fiscal years in the three-year period ended December 30, 2000.


                                                        /s/ KPMG LLP



Charlotte, North Carolina
March 6, 2001